Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE


     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

                                                                               *

1. The information set forth opposite the name MCMAHAN SECURITIES in the table of Selling Securityholders on page 16 is amended as follows:

    Principal Amount of Debentures Beneficially Owned
    -------------------------------------------------
    That May be Sold                                                   2,425,000
    ---------------

    Percentage of Debentures Outstanding                                       *
    ------------------------------------

    Number of Conversion Shares                                           66,211
    ---------------------------

    Percentage of Common Stock Outstanding                                     *
    --------------------------------------


The date of this Prospectus Supplement is February 9, 1999.